Exhibit 99.1

Akorn Reports 2011 Fourth Quarter and Year-End Financial Results

-Reports Record Q4 Revenue of $42.6 million and Q4 Adjusted EPS of $0.11-

LAKE FOREST, Ill.--(BUSINESS WIRE)--March 6, 2012--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for the fourth quarter and year ended December 31, 2011.

Raj Rai, Chief Executive Officer commented, “We had a strong fourth quarter as a result of our ability to re-launch products that have been impacted by the industry-wide drug shortages as well as favorable market conditions for certain approved products. We expect similar trends to continue in 2012 and our challenge will be in successfully maneuvering through the shortages while addressing capacity constraints at our plants. We expect 2012 to be another strong year and will continue building and expanding our infrastructure to support growth. Key focus areas for the Company include: expanding manufacturing and R&D capacities, adding a dedicated hospital sales force, and integrating the Kilitch assets to broaden our global reach.”

2011 Key Highlights and Accomplishments

  Tenth consecutive quarter of growth in core revenue, adjusted EBITDA and gross margin. Akorn’s core business consists of the ophthalmic, hospital drugs & injectables and contract services segments.
    Core business revenue growth of 77% over the prior year quarter and annual 2011 core revenue growth of 69% over the prior year.
    Expanded our consolidated annual gross margins from 50% in 2010 to 58% in 2011 and ended the year with fourth quarter 2011 consolidated gross margins of 60%.
  Completed the first full year of product development from new R&D center established in early 2010. Completed the development of 30 ANDAs and filed 22.
  Raised $120 million in a convertible debt offering with the proceeds earmarked for business development.
    Acquired Advanced Vision Research (“AVR”), a leading OTC ophthalmic player in the dry eye market.
    Acquired three niche, branded injectable products from H. Lundbeck A/S (“Lundbeck”).
    Additionally, acquired 4 approved products: 3 NDAs and 1 ANDA, and in-licensed 2 products in development.
    Entered into agreement to acquire certain assets of Kilitch Drugs (India) Limited to expand the Company’s capacity and capabilities in sterile injectables. The acquisition closed on February 28, 2012.
    Acquired a minority stake in Aciex Therapeutics Inc., an ophthalmic drug development company with a focus on developing novel therapeutics to treat front-of-eye diseases, and signed a global licensing and manufacturing agreement for one of Aciex’s lead products under development.

Consolidated revenue for the fourth quarter of 2011 was $42.6 million, up 77% over the prior year quarter’s consolidated revenue of $24.0 million. The increase in consolidated revenue was driven by the initial launch and the relaunch of a number of injectable and ophthalmic products, the AVR and Lundbeck acquisitions, and organic growth of established products, offset by decreases in contract services revenue.

Consolidated revenue for the year 2011 was $136.9 million, up 58% over the prior year consolidated revenue of $86.4 million.

Consolidated gross margin for the fourth quarter of 2011 was 60% compared to 53% in the comparable prior year period. Improvements in gross margin were largely the result of higher utilization of plant capacities.

Net income for the fourth quarter of 2011 was $5.7 million, or $0.05 per diluted share, compared to net income of $23.7 million, or $0.23 per diluted share, in the prior year quarter. Fourth quarter 2010 net income per diluted share benefited from a $0.21 gain on the sale of the Akorn-Strides, LLC joint venture product portfolio to Pfizer.

Non-GAAP adjusted net income for the fourth quarter of 2011 was $11.4 million, or $0.11 per diluted share, compared to non-GAAP adjusted net income of $5.3 million, or $0.05 per diluted share, in the prior year quarter. Non-GAAP financial measures are defined further below under “Non-GAAP Financial Measures.”

The Company generated $7.0 million in positive cash flow from operating activities in the fourth quarter of 2011 and ended the year with $84.0 million in cash and cash equivalents.

2012 Outlook

The Company’s 2012 outlook has been updated to include the impact of the acquisition of certain assets of Kilitch Drugs (India) Limited. This revised outlook excludes the impact of any new approvals after March 6, 2012 as well as the impact of the Kilitch transaction on 2012 capital expenditures.

Total revenues	$228 – 238	Million
Total gross margin percentage	58 – 60%
SG&A expenses	$49 – 51	million
R&D expenses	$15 – 18	million
Tax provision	$24 – 26	million
GAAP net income	$36 – 39	million
GAAP net income per diluted share	$0.33 – 0.36
Adjusted net income	$48 – 51	million
Adjusted net income per diluted share	$0.44 – 0.46
Adjusted EBITDA	$88 – 93	million
Capital expenditures	$15 – 20	million

Akorn’s R&D Pipeline

The Company has 37 ANDAs filed with the FDA with a combined annual market size of approximately $3.7 billion. The Company has completed development work on 8 additional products with a combined annual market size of approximately $1.8 billion and expects to file these products with the FDA shortly.

Fourth Quarter 2011 Conference Call/Webcast

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, March 6, 2012, to discuss fourth quarter 2011 results followed by a Q&A session. The domestic call-in number is (800) 475-6881 and the international call-in number is (913) 312-0396. The confirmation code for all callers is 5184961. The URL for the webcast is http://www.videonewswire.com/event.asp?id=85122.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey, and Paonta Sahib, India, where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income (loss), please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income (loss), plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, and amortization of the fair value adjustment to inventory acquired through business acquisitions

Adjusted net income, as defined by the company, is calculated as follows:

Income (loss) before income taxes, plus:

  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, and amortization of the fair value adjustment to inventory acquired through business acquisitions
  Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards.

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2011	2010	2011	2010

Revenues	$42,625	$24,045	$136,920	$86,409
Cost of sales	17,050	11,286	57,231	43,944
GROSS PROFIT	25,575	12,759	79,689	42,465

Selling, general and administrative expenses	9,596	6,591	33,135	22,721
Research and development expenses	3,792	1,872	11,555	6,975
Amortization of intangibles	659	255	1,733	1,497
TOTAL OPERATING EXPENSES	14,047	8,718	46,423	31,193

OPERATING INCOME	11,528	4,041	33,266	11,272

Amortization of deferred financing costs	(187)	(2,021)	(1,948)	(2,841)
Interest expense, net	(997)	(191)	(2,283)	(942)
Non-cash interest expense - convertible notes	(914)	-	(2,109)	-
Equity in earnings of unconsolidated joint venture	20	22,033	14,550	23,368
Change in fair value of warrants liability	-	-	-	(8,881)
Other non-operating expenses	(170)	-	(170)	-
INCOME BEFORE INCOME TAXES	9,280	23,862	41,306	21,976
Income tax provision (benefit)	3,547	115	(1,707)	152
NET INCOME	$5,733	$23,747	$43,013	$21,824

NET INCOME PER SHARE:
BASIC	$0.06	$0.25	$0.45	$0.24
DILUTED	$0.05	$0.23	$0.41	$0.22

SHARES USED IN COMPUTING NET INCOME
PER SHARE:
BASIC	94,761	93,872	94,549	92,801
DILUTED	105,985	103,336	103,912	99,250

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	DECEMBER 31,	DECEMBER 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$83,962	$41,623
Trade accounts receivable, net	25,307	11,270
Inventories	35,456	18,917
Deferred taxes, current	9,344	-
Prepaid expenses and other current assets	3,071	1,803
TOTAL CURRENT ASSETS	157,140	73,613
PROPERTY, PLANT AND EQUIPMENT, NET	44,389	32,731
OTHER LONG-TERM ASSETS:
Goodwill	11,863	-
Other intangibles, net	80,838	3,122
Deferred financing costs	3,864	1,545
Other	10,242	105
TOTAL OTHER LONG-TERM ASSETS	106,807	4,772
TOTAL ASSETS	$308,336	$111,116

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$17,874	$4,894
Accrued compensation	5,094	3,396
Accrued expenses and other liabilities	5,321	3,473
Advance from unconsolidated joint venture	-	10,177
TOTAL CURRENT LIABILITIES	28,289	21,940
LONG-TERM LIABILITIES:
Convertible notes due 2016	100,808	-
Purchase consideration payable - Lundbeck	13,841	-
Deferred taxes, non-current	4,933	-
Lease incentive obligations	958	1,125
Product warranty liability	1,299	1,299
TOTAL LONG-TERM LIABILITIES	121,839	2,424
TOTAL LIABILITIES	150,128	24,364
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 94,936,282 and 93,975,334 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively

	212,636	182,466
Warrants to acquire common stock	17,946	19,673
Accumulated deficit	(72,374)	(115,387)
TOTAL SHAREHOLDERS' EQUITY	158,208	86,752
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$308,336	$111,116

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2011	2010	2011	2010
OPERATING ACTIVITIES
Net income	$5,733	$23,747	$43,013	$21,824
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	1,545	1,145	5,246	5,030
Write-off and amortization of deferred financing fees	187	2,021	1,948	2,841
Non-cash stock compensation expense	1,392	742	5,159	2,737
Non-cash change in fair value of warrants liability	-	-	-	8,881
Non-cash interest on convertible notes	914	-	2,109	-
Equity in earnings of unconsolidated joint venture	(20)	(22,033)	(14,550)	(23,368)
Changes in operating assets and liabilities:
Trade accounts receivable	(5,601)	489	(13,581)	(2,045)
Inventories	(1,143)	(816)	(9,307)	(5,750)
Deferred tax assets, net	2,277	-	(4,411)	-
Prepaid expenses and other current assets	33	(1,261)	(183)	233
Supply agreement termination liabilities	-	-	-	(1,500)
Trade accounts payable	1,064	(645)	5,892	1,608
Accrued expenses and other liabilities	644	1,796	1,668	1,791
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,025	5,185	23,003	12,282

INVESTING ACTIVITIES
Payments for acquisitions and equity investments	(45,000)	-	(81,734)	-
Purchases of property, plant and equipment	(4,725)	(2,066)	(14,849)	(4,710)
Distribution from unconsolidated joint venture	-	35,158	3,881	36,265
Purchase of product licensing rights	-	-	(5,678)	-
NET CASH (USED IN) PROVIDED BY
INVESTING ACTIVITIES	(49,725)	33,092	(98,380)	31,555

FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	-	-	120,000	-
Debt financing costs	(415)	-	(5,098)	-
Repayments of subordinated debt - related party		(6,439)		(6,439)
Repayments of line of credit	-	-	-	(3,000)
Net proceeds from common stock offering and warrant exercises	-	-	1,727	4,969
Proceeds under stock option and stock purchase plans	469	287	1,087	639
NET CASH PROVIDED BY (USED IN)
FINANCING ACTIVITIES	54	(6,152)	117,716	(3,831)

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	(42,646)	32,125	42,339	40,006
Cash and cash equivalents at beginning of period	126,608	9,498	41,623	1,617
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$83,962	$41,623	$83,962	$41,623

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2011	2010	2011	2010

NET INCOME	$5,733	$23,747	$43,013	$21,824

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	886	890	3,513	3,533
Amortization expense	659	255	1,733	1,497
Interest expense, net	997	191	2,283	942
Non-cash interest expense - convertible notes	914	-	2,109	-
Income tax provision	3,547	115	(1,707)	152
EBITDA	$12,736	$25,198	$50,944	$27,948

NON-CASH AND OTHER NON-RECURRING INCOME
AND EXPENSES:
Non-cash stock compensation expense	1,392	742	5,159	2,737
Change in fair value of warrants liability	-	-	-	8,881
Write-off and amortization of deferred financing costs	187	2,021	1,948	2,841
Equity in earnings of unconsolidated joint venture that is related to the sale of the joint venture's assets
	-	(21,563)	(13,380)	(21,563)
Amortization of the fair value adjustment to AVR's acquired inventory
	47	-	600	-
ADJUSTED EBITDA	$14,362	$6,398	$45,271	$20,844

AKORN, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2011	2010	2011	2010

INCOME BEFORE INCOME TAXES	$9,280	$23,862	$41,306	$21,976

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Non-cash stock compensation expense	1,392	742	5,159	2,737
Non-cash interest expense - convertible notes	914	-	2,109	-
Amortization expense	659	255	1,733	1,497
Write-off and amortization of deferred financing costs	187	2,021	1,948	2,841
Change in fair value of warrants liability	-	-	-	8,881
Equity in earnings of unconsolidated joint venture that is related to the sale of the joint venture's assets
	-	(21,563)	(13,380)	(21,563)
Amortization of the fair value adjustment to AVR's acquired inventory
	47	-	600	-

ADJUSTED INCOME BEFORE INCOME TAXES	12,479	5,317	39,475	16,369

ADJUSTED INCOME TAX PROVISION	1,061	26	3,355	113

ADJUSTED NET INCOME	$11,418	$5,291	$36,120	$16,256

ADJUSTED NET INCOME PER DILUTED SHARE	$0.11	$0.05	$0.35	$0.16

CONTACT:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6100